Exhibit 99.1

            Dillard's, Inc. Reports Second Quarter Results


    LITTLE ROCK, Ark.--(BUSINESS WIRE)--Aug. 14, 2006--Dillard's, Inc. (NYSE:DDS) (the "Company" or "Dillard's") announced operating results for the 13 weeks ended July 29, 2006. This release contains certain forward-looking statements. Please refer to the Company's cautionary statement regarding forward-looking information included below under "Forward-Looking Information."

    Income

    Net income for the 13 weeks ended July 29, 2006 was $15.7 million ($0.20 per diluted share) compared to a net loss of $12.3 million ($0.15 per basic and diluted share) for the 13 weeks ended July 30, 2005. Included in net income for the 13 weeks ended July 29, 2006 are the following items:

    -- A pretax gain on the sale of the Company's interest in a mall joint venture of $13.5 million ($8.5 million after-tax or $0.11 per basic and diluted share).

    -- Settlement proceeds of $6.5 million ($4.0 million after-tax or $0.05 per diluted share) received from the Visa
        Check/Mastermoney Antitrust litigation.

    -- A pretax charge of $21.7 million ($13.6 million after-tax or $0.17 per diluted share) for a memorandum of understanding reached in a current litigation case.

    -- Recognition of an income tax benefit of approximately $5.8 million ($0.07 per dilute share) for the change in a capital loss valuation allowance due to capital gain income during the quarter and $6.5 million ($0.08 per diluted share) due to the release of tax reserves.

    Included in net loss for the 13 weeks ended July 30, 2005 were pretax asset impairment and store closing charges of $6.0 million
($3.8 million after-tax or $0.05 per basic and diluted share).

    Revenues

    Net sales for the 13 weeks ended July 29, 2006 were $1.688 billion compared to sales for the 13 weeks ended July 30, 2005 of $1.692 billion. Net sales for the period were unchanged on a percentage basis in both total and comparable stores.
    Included in total revenues for the 13 weeks ended July 29, 2006 is a $13.5 million pretax gain on the Company's sale of its interest in a mall joint venture at Yuma Palms in Yuma, Arizona ($8.5 million after-tax or $0.11 per basic and diluted share). Also included in total revenues for the 13 weeks ended July 29, 2006 is settlement proceeds of $6.5 million ($4.0 million after-tax or $0.05 per diluted share) received from the Visa Check/Mastermoney Antitrust litigation.
    During the 13 weeks ended July 29, 2006, net sales were strongest in the Western region, where performance exceeded the Company's total trend for the period. Net sales were consistent with trend in the Eastern region and slightly below trend in the Central region.
    Net sales of furniture, particularly in areas recovering from the hurricanes of 2005, significantly exceeded the Company's average sales trend for the 13 weeks ended July 29, 2006, while performance in children's apparel was significantly below trend.

    Gross Margin

    Dillard's achieved gross margin improvement of 110 basis points of sales for the 13 weeks ended July 29, 2006 compared to the 13 weeks ended July 30, 2005. The Company attributes its improved gross margin performance to lower levels of markdowns partially offset by lower levels of markups, as customers responded positively to the Company's improved merchandise selections early in the season.
    Dillard's remains committed to providing a differentiated shopping experience to position its merchandise mix toward a more upscale and contemporary tone to continue to attract customers who are seeking exciting statements in fashion. Notable changes to the Company's merchandise mix include expanded and improved selections of exclusive brand merchandise. Penetration of exclusive brand merchandise as a percentage of sales was 23.4% and 22.8% for the 26 weeks ended July 29, 2006 and July 30, 2005, respectively.
    Total inventory and comparable store inventory as of July 29, 2006 declined 3% compared to July 30, 2005.

    Advertising, Selling, Administrative and General Expenses

    Advertising, selling, administrative and general ("S G & A") expenses were $510.6 million and $484.7 million for the 13 weeks ended July 29, 2006 and July 30, 2005, respectively.
    Included in S G & A expenses for the 13 weeks ended July 29, 2006 is a pretax charge of $21.7 million for a preliminary settlement agreement reached during the period in a current lawsuit filed on behalf of a putative class of former Mercantile Stores Pension Plan participants. The Company had been defending the litigation vigorously. During the 13 weeks ended July 29, 2006, the Company signed a memorandum of understanding for $35.0 million to settle the case and, accordingly, accrued an additional $21.7 million ($13.6 million after-tax or $0.17 per diluted share) regarding the case. The litigation continues between the Company and the Plan's actuarial firm over the Company's cross claim against the actuarial firm seeking reimbursement for the $35.0 million tentative settlement and additional damages.

    Interest and Debt Expense

    Interest and debt expense declined $2.6 million to $24.6 million for the 13 weeks ended July 29, 2006 compared to the 13 weeks ended July 30, 2005 as a result of lower debt levels.
    As of July 29, 2006, letters of credit totaling $74.3 million were outstanding under the Company's $1.2 billion revolving credit facility.

    Store Information

    Four stores in the Gulf Coast area which were damaged by Hurricane Katrina and Hurricane Rita remained closed as of July 29, 2006. The Company plans to open its Oakwood Mall location in Gretna, Louisiana later this month and its Central Mall location in Port Arthur, Texas in mid-October. Details regarding the two remaining affected stores in New Orleans, Louisiana and Biloxi, Mississippi are still being determined.
    During the 13 weeks ended July 29, 2006, Dillard's closed its Town Square Mall location in Pasadena (Houston), Texas (110,000 square feet) and its Buckingham Square location in Aurora, Colorado (208,000 square feet). Accordingly, the Company opened its new location at Aurora Mall in Aurora, Colorado (180,000 square feet) earlier this month.
    As of July 29, 2006, the Company operated 325 Dillard's locations spanning 29 states, net of the four locations closed at the time due to hurricane damage.


                   Dillard's, Inc. and Subsidiaries
              Condensed Consolidated Statements of Income
                 (In Millions, Except Per Share Data)

                                         13-Week Period Ended
                                --------------------------------------

                                   July 29, 2006      July 30, 2005
                                --------------------------------------

                                            % of               % of
                                 Amount   Net Sales  Amount  Net Sales
                                --------- --------- -------- ---------

Net sales                       $1.687.7         -   $1,691.9      -
Total revenues                   1,748.5     103.6%   1,728.5  102.2%
Cost of sales                    1,122.3      66.5    1,144.0   67.6
Advertising, selling,
 administrative and general
 expenses                          510.6      30.3      484.7   28.6
Depreciation and amortization       74.0       4.4       75.9    4.5
Rentals                             11.6       0.7       10.1    0.6
Interest and debt expense           24.6       1.4       27.2    1.6
Asset impairment and store
 closing charges                     0.0       0.0        6.0    0.4
                                ---------            ---------
  Total costs and expenses       1,743.1              1,747.9
                                ---------            ---------
Income (loss) before income
 taxes                               5.4       0.3      (19.4)  -1.1
Income taxes                       (10.3)                (7.1)
                                --------- ---------  --------- ------
Net Income (Loss)                  $15.7       0.9%    $(12.3)  -0.7%
                                ========= =========  ========= ======

Basic and diluted earnings
 (loss) per share                  $0.20               $(0.15)
                                =========            =========
Basic weighted average shares       79.4                 82.7
                                =========            =========
Diluted weighted average shares     80.2                 82.7
                                =========            =========


                   Dillard's, Inc. and Subsidiaries
              Condensed Consolidated Statements of Income
                 (In Millions, Except Per Share Data)


                                        26-Week Period Ended
                              ----------------------------------------

                                 July 29, 2006        July 30, 2005
                              ----------------------------------------

                                          % of                 % of
                                Amount  Net Sales   Amount  Net Sales
                              --------- ---------  -------- ----------

Net sales                     $3,525.2         -   $3,494.9        -
Total revenues                 3,627.6     102.9 %  3,567.2    102.1 %
Cost of sales                  2,301.7      65.3    2,314.3     66.2
Advertising, selling,
 administrative and general
 expenses                      1,005.2      28.5      982.0     28.1
Depreciation and amortization    147.4       4.2      150.5      4.3
Rentals                           23.2       0.6       20.6      0.6
Interest and debt expense         48.2       1.4       53.4      1.5
Asset impairment and store
 closing charges                   0.0       0.0        6.4      0.2
                              ---------            ---------
  Total costs and expenses     3,525.7              3,527.2
                              ---------            ---------
Income before income taxes       101.9       2.9       40.0      1.2
Income taxes                      24.8                 14.3
                              --------- ---------  --------- --------
Net Income                    $   77.1       2.2 % $   25.7      0.7 %
                              ========= =========  ========= ========

Basic and diluted earnings per
 share                        $   0.97             $   0.31
                              =========            =========
Basic weighted average shares     79.4                 83.0
                              =========            =========
Diluted weighted average
 shares                           79.8                 83.2
                              =========            =========



                   Dillard's, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (In Millions)

                                                   July 29,  July 30,
                                                     2006      2005
                                                   --------- ---------
Assets
Current Assets:
  Cash and cash equivalents                        $  145.4  $  177.4
  Trade accounts receivable                            12.2       8.9
  Merchandise inventories                           1,870.0   1,926.4
  Other current assets                                 41.7      43.7
                                                   --------- ---------
    Total current assets                            2,069.3   2,156.4

Property and equipment, net                         3,183.0   3,214.5
Goodwill                                               34.5      35.5
Other assets                                          169.5     172.4
                                                   --------- ---------

    Total Assets                                   $5,456.3  $5,578.8
                                                   ========= =========

Liabilities and Stockholders' Equity
Current Liabilities:
  Trade accounts payable and accrued expenses      $  878.1  $  894.8
  Current portion of long-term debt and capital
   leases                                             105.9     154.1
  Federal and state income taxes including current
   deferred taxes                                      26.5      91.8
                                                   --------- ---------
    Total current liabilities                       1,010.5   1,140.7

Long-term debt and capital leases                   1,088.2   1,177.1
Other liabilities                                     283.1     252.8
Deferred income taxes                                 456.2     482.9
Guaranteed preferred beneficial interests in the
  Company's subordinated debentures                   200.0     200.0
Stockholders' equity                                2,418.3   2,325.3
                                                   --------- ---------

    Total Liabilities and Stockholders' Equity     $5,456.3  $5,578.8
                                                   ========= =========


                          Other Information
                            (In Millions)

                                                   July 29,  July 30,
                                                     2006      2005
                                                   --------- ---------

Square footage                                         56.5      56.1
                                                   ========= =========
Capital expenditures
  13 weeks ended                                     $105.0     $96.4
  26 weeks ended                                      169.7     197.9


Estimates for 2006
------------------

The Company is updating the following estimates for certain income statement items for the fiscal year ending February 3, 2007 based upon current conditions. Actual results may differ significantly from these estimates as conditions and factors change - See "Forward-Looking Information."

                                                    In Millions
                                                    -----------
                                                  2006          2005
                                               Estimated       Actual
                                               ---------       ------

          Depreciation and amortization             $300         $302
          Rental expense                              57           48
          Interest and debt expense                   97          106
         Capital expenditures (net of asset
          trade in)                                  340          367

Forward-Looking Information
---------------------------

The foregoing contains certain "forward-looking statements" within the definition of federal securities laws. Statements made in this release regarding the Company's execution of merchandise initiatives, store opening information and estimates for 2006 are forward-looking statements. The Company cautions that forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, contained in this report are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors (without limitation) include general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company's stores are located and the effect of these factors on the buying patterns of the Company's customers; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; changes in consumer spending patterns and debt levels; adequate and stable availability of materials and production facilities from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; possible future acquisitions of store properties from other department store operators and the continued availability of financing in amounts and at the terms necessary to support the Company's future business; potential disruption from terrorist activity and the effect on ongoing consumer confidence; potential disruption of international trade and supply chain efficiencies; events causing disruption or delays in the store construction schedule, world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature.


    CONTACT: Dillard's, Inc.
             Julie J. Bull, 501-376-5965